UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

KBS STRATEGIC OPPORTUNITY REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-55424	46-2822978
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Q&C Hotel Mortgage Loan
On December 17, 2015, KBS Strategic Opportunity REIT II, Inc. (the “Company”), through a consolidated joint venture (the “Joint Venture”), acquired a 196-room hotel property in New Orleans, Louisiana (the “Q&C Hotel”).  At acquisition, the Joint Venture entered into a mortgage loan with Wells Fargo Bank, National Association (the “Lender”) for borrowings of up to $30.0 million (the “Q&C Hotel Mortgage Loan”) secured by the Q&C Hotel.  On February 27, 2017, the Joint Venture and the Lender executed a Letter Amendment to the Q&C Hotel Mortgage Loan, which (i) cancels $1.7 million available for future disbursements under the loan by reducing the loan amount from $30.0 million to $28.3 million and (ii) amends the debt service coverage ratio test requirements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT II, INC.

Dated: March 2, 2017	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary